Exhibit 99.1
65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE:

Investor Contact:	Media Contact:
GenVec, Inc.	Tiberend Strategic Advisors, Inc.
Douglas J. Swirsky	Andrew Mielach
(240) 632-5510	(212) 827-0020
dswirsky@genvec.com	amielach@tiberendstrategicadvisors.com

GENVEC ANNOUNCES RESIGNATION OF MARK THORNTON AS SENIOR VICE PRESIDENT, PRODUCT DEVELOPMENT

GAITHERSBURG, MD – May 19, 2010 – GenVec, Inc. (NASDAQ:GNVC) today announced that Mark O. Thornton, M.D., M.P.H., Ph.D., will resign as Senior Vice President, Product Development effective May 23, 2010 in order to accept a position with another company.

Paul H. Fischer, GenVec’s President and CEO stated, “Over the past three and a half years, Mark made important contributions to the company and we wish him well with his new endeavors.”

About GenVec

GenVec, Inc. is a biopharmaceutical company developing novel therapeutic drugs and vaccines. GenVec uses its proprietary adenovector technology to develop TNFerade for the treatment of certain cancers and vaccines for infectious diseases including influenza, HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and HSV-2. GenVec also discovers and develops novel treatments for hearing loss and balance disorders through a worldwide collaboration with Novartis. Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.